MUTUAL RELEASE AND WAIVER OF CLAIMS

This Mutual Release and Waiver of Claims (this "Release") is entered into and made effective as June ___, 2008, by and among Superior Biotechnologies Corporation, a Delaware corporation ("Superior"), Raven Biofuels International Corporation, a Nevada corporation ("RVBF"), and Tribune Capital Partners, S.A. ("Tribune"). Each of Superior, RVBF, and Tribune may be referred to herein as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, Superior and RVBF have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement");

WHEREAS, Tribune is an advisor to RVBF and, as such, will benefit from the transactions contemplated in the Purchase Agreement;

WHEREAS, there exist certain ancillary documents to the Purchase Agreement, including this Release (collectively, with the Purchase Agreement, the "Transaction Documents"), to some of which Tribune is a required signatory;

WHEREAS, to induce Superior into executing the Purchase Agreement, Tribune and RVBF have agreed to execute the Transaction Documents, as applicable, and agreed to release Superior of claims as set forth herein;

WHEREAS, to induce Tribune and RVBF into executing the Transaction Documents, Superior has agreed to execute the Transaction Documents, as applicable, and agreed to release Tribune and RVBF of claims as set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration specified in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Release by Superior. Superior, on behalf of its affiliates, expressly agrees to FULLY RELEASE AND FOREVER DISCHARGE (a) RVBF and its affiliates, employees, and directors, and (b) Tribune and its affiliates, employees, and directors from any and all claims, demands, obligations, causes of action, damages, costs and expenses of any nature whatsoever, whether based on contract, tort, statute or any other legal or equitable theory of recovery, whether known or unknown, arising out of, resulting from or in any way related or connected to, any event or events occurring on or before the date hereof (collectively, the "Superior Claims"). Notwithstanding the preceding sentence of this Section 1, "Superior Claims" does not include, and the provisions of this Release shall not release or otherwise diminish such Superior's rights

with respect to obligations of RVBF or Tribune set forth in or arising under any provisions of the Transaction Documents. Superior shall not file or bring any claim, suit, civil action, complaint, arbitration, or administrative action in or before any city, state, or federal court or agency or arbitration tribunal with respect to any Superior Claim. Superior has not transferred, assigned, or sold and shall not transfer, assign, or sell any Superior Claim to any third party.

2. Release by RVBF and Tribune. RVBF, on behalf of its affiliates, and Tribune, on behalf of its affiliates, expressly agrees to FULLY RELEASE AND FOREVER DISCHARGE Superior and its affiliates, employees, and directors from any and all claims, demands, obligations, causes of action, damages, costs and expenses of any nature whatsoever, whether based on contract, tort, statute or any other legal or equitable theory of recovery, whether known or unknown, arising out of, resulting from or in any way related or connected to, any event or events occurring on or before the date hereof (collectively, the "RVBF/Tribune Claims"; together with the Superior Claims, the "Claims"). Notwithstanding the preceding sentence of this Section 2, "RVBF/Tribune Claims" does not include, and the provisions of this Release shall not release or otherwise diminish RVBF's or Tribune's rights with respect to obligations of Superior set forth in or arising under any provisions of the Transaction Documents. Neither RVBF nor Tribune shall file or bring any claim, suit, civil action, complaint, arbitration, or administrative action in or before any city, state, or federal court or agency or arbitration tribunal with respect to any RVBF/Tribune Claim. Neither RVBF nor Tribune has transferred, assigned, or sold and shall not transfer, assign, or sell any RVBF/Tribune Claim to any third party.

3. No Admission of Liability. The releases are accepted by the Parties pursuant to this Release and shall not be construed as an admission of liability on the part of the Parties.

4. Full Release. The Parties understand that this Release is a FULL AND COMPLETE RELEASE and that the promises and considerations given and received, as stated herein, are all the value or consideration each Party will receive from the other Parties in connection with any Claim.

5. Non-Disparagement. The Parties hereby agree to indefinitely refrain from publishing any oral or written statements about the other Parties, or any of the other Parties' officers or employees, that are slanderous, libelous, disparaging, or defamatory.

6. Comprehensiveness of Agreement. This Release contains the entire agreement between the Parties and supersedes any and all prior agreements, arrangements, or understandings between the Parties relating to the Claims and subject matter stated herein. No oral understandings, statements, promises, or inducements contrary to the terms of this Release exist.

7. Comprehension of Agreement. The Parties represent and warrant that they have read this entire Release, that they fully understand the terms of this Release, and that they freely and voluntarily enter into and execute this Release without undue influence by any person and without any promises, conditions, terms, statements, or representations not expressly contained in this Release.

8. Governing Law/Venue. The Parties agree that this Release shall be construed in accordance with and governed by the laws of the State of Texas. The Parties also agree that this Release shall be enforceable exclusively in the courts sitting in Harris County, Texas.

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IN WITNESS WHEREOF, the Parties hereby execute this Mutual Release and Waiver of Claims, effective as of the date first written above.

SUPERIOR BIOTECHNOLOGIES CORPORATION

By: ______________________________
Thomas W. Sloop, CEO

RAVEN BIOFUELS INTERNATIONAL CORPORATION

By: ______________________________
Ian Grant, President

TRIBUNE CAPITAL PARTNERS, S.A.

By: ______________________________
Robert K. MacLean, Partner

IN WITNESS WHEREOF, the Parties hereby execute this Mutual Release and Waiver of Claims, effective as of the date first written above.

SUPERIOR BIOTECHNOLOGIES CORPORATION

By: ______________________________
Thomas W. Sloop, CEO

RAVEN BIOFUELS INTERNATIONAL CORPORATION

By: ______________________________
Ian Grant, President

TRIBUNE CAPITAL PARTNERS, S.A.

By: ______________________________
Robert K. MacLean, Partner